UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):

October 2, 2024

ENOVA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35503	45-3190813
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

175 West Jackson Boulevard

Chicago, Illinois 60604

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 568-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Exchange of which registered
Common stock, par value $0.00001 per share	ENVA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Asset-Backed Securitization Facility

On October 2, 2024, OnDeck Asset Securitization IV, LLC (“ODAS IV”), a wholly-owned indirect subsidiary of Enova International, Inc. (the “Company”), issued $261,353,000 initial principal amount of Fixed-Rate Asset Backed Notes (the “Series 2024-2 Notes”) in a securitization transaction (the “Series 2024-2 Transaction” and such series, the “2024-2 Series”). The Series 2024-2 Notes are the third series of notes issued by ODAS IV. On October 2, 2024, the proceeds of the Series 2024-2 Transaction were used to purchase small business loans from ODK Capital, LLC, which is a wholly-owned indirect subsidiary of the Company (“OnDeck”), that will be pledged as collateral for the Series 2024-2 Notes. OnDeck used substantially all the proceeds from the Series 2024-2 Transaction to, as applicable, purchase certain of such small business loans from certain of its affiliates and for other general corporate purposes.

The Series 2024-2 Notes were issued in four classes, Class A, Class B, Class C and Class D, were rated by Kroll Bond Rating Agency, LLC on the issue date and were priced with a weighted average fixed interest coupon of 5.78% per annum. The Series 2024-2 Notes were issued pursuant to the Base Indenture dated as of July 27, 2023 (the “Base Indenture”), as supplemented by the Series 2024-2 Indenture Supplement, dated as of October 2, 2024 (the “Series 2024-2 Indenture Supplement” and together with the Base Indenture, the “Indenture”), by and between ODAS IV and Deutsche Bank Trust Company Americas, as Indenture Trustee. The Series 2024-2 Notes are, and future series of notes, if any, issued under the Base Indenture will be, secured by and payable from such series pro rata allocation of collections received on a revolving pool of small business loans transferred from time to time from OnDeck to ODAS IV. At the time of issuance of the Series 2024-2 Notes, the portfolio of loans held by ODAS IV and pledged to secure the Series 2024-2 Notes was approximately $275 million.

The following table summarizes certain aspects of the Series 2024-2 Transaction:

	Class A	Class B	Class C	Class D
Initial Principal Amount	$141,680,000	$56,948,000	$40,166,000	$22,559,000
Fixed Interest Rate	4.98% per annum	5.42% per annum	7.03% per annum	9.49% per annum
Revolving Period (1)	Ends September 2027	Ends September 2027	Ends September 2027	Ends September 2027
Optional Prepayment	Beginning October 2026	Beginning October 2026	Beginning October 2026	Beginning October 2026
Final Maturity	October 2031	October 2031	October 2031	October 2031

(1)	The period during which a certain portion of collections received on the portfolio of loans held by ODAS IV may be used to continue to purchase loans from OnDeck.

The Company’s ability to utilize the asset-backed securitization facility is subject to compliance with various requirements set forth in the documents governing the Series 2024-2 Transaction. Such requirements include:

Eligibility Criteria. In order for the Company’s loans to be eligible for purchase by ODAS IV, they must meet all applicable eligibility criteria. Eligibility criteria include, among others, that the applicable loan is denominated in U.S. dollars, that the customer under such loan had a certain minimum OnDeck Score at the time of underwriting, that such loan was originated in accordance with OnDeck’s underwriting policies and that such loan is a legal, valid and binding obligation of the obligor under such loan.

Concentration Limits. The ODAS IV collateral pool is subject to certain concentration limits that, if exceeded, could require ODAS IV to add or maintain additional collateral to maintain required collateral levels. Concentration limits in respect of the Series 2024-2 Transaction include, among others, geography, industry, minimum OnDeck Score, time in business, original term and outstanding principal balance.

The Company’s ability to utilize the asset-backed securitization facility is also subject to compliance with various covenants and other specified requirements set forth in the documents governing the Series 2024-2 Transaction. The failure to comply with such covenants and requirements may result in the accelerated repayment of amounts owed with respect to the Series 2024-2 Notes, often referred to as an amortization event, events of default under the Base Indenture and/or the termination of the facility. Such requirements include:

Portfolio Performance Covenants. Portfolio performance covenants include, among others, requirements that the pool not exceed certain delinquency rates and that the weighted average loan yield and the weighted average excess spread on the collateral pool not be less than stated minimum levels. Excess spread is generally the amount by which the collections received by ODAS IV and allocated to the 2024-2 Series on a pro rata basis during a collection period (primarily interest and recoveries) exceed the fees and expenses allocated to the 2024-2 Series during such collection period (including interest expense, servicing fees and charge-offs).

Other Requirements. Other requirements may include or relate to, among others, certain insolvency-related events, events constituting a servicer default, failure to make required payments or deposits, and events related to breaches of terms, representations, warranties or affirmative and restrictive covenants. Restrictive covenants, among other things, impose limitations or restrictions on ODAS IV’s ability to pay dividends, redeem its membership interests, or the ability of ODAS IV to incur additional indebtedness, make investments, engage in transactions with affiliates, sell assets, consolidate or merge, make changes in the nature of its business and create liens.

Following an amortization event with respect to the Series 2024-2 Notes, the collections on the collateral allocated to the 2024-2 Series are also applied to repay principal on the Series 2024-2 Notes. Following an event of default under the Base Indenture, the collections on collateral are also applied to repay principal on the Series 2024-2 Notes and other outstanding notes, if any, issued by ODAS IV.

OnDeck is acting as servicer with respect to the small business loans held by ODAS IV. If OnDeck defaults in its servicing obligations or fails to meet certain other covenants, an amortization event could occur and/or OnDeck could be replaced by a designated backup servicer or another replacement servicer.

The loans and other assets transferred by OnDeck to ODAS IV are owned by ODAS IV, are pledged to secure the payment of the notes issued by ODAS IV, are assets of ODAS IV and are not available to satisfy any of the Company’s obligations. Investors in the Series 2024-2 Transaction do not have direct recourse to the Company or OnDeck and the transaction is structured to be bankruptcy remote.

The Series 2024-2 Notes were not and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from, or a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Series 2024-2 Notes were offered only to qualified institutional buyers under Rule 144A and to persons outside the United States pursuant to Regulation S under the Securities Act. Credit ratings are opinions of the rating agency. They are not facts and are not opinions of the Company. They are not recommendations to purchase, sell or hold any securities and can be changed or withdrawn at any time.

The foregoing description of the Series 2024-2 Transaction does not purport to be complete and is qualified in its entirety by reference to the Indenture, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2024.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information provided in Item 1.01 above is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2024

ENOVA INTERNATIONAL, INC.

By:	/s/ Sean Rahilly
Sean Rahilly
General Counsel & Secretary